Exhibit 99.1

Jupiter Telecommunications Co., Ltd.

(Translation from Japanese disclosure to JASDAQ)

October 28, 2009

[U.S. GAAP]

Consolidated Quarterly Financial Results Release

For the Nine Months Ended September 30, 2009

Jupiter Telecommunications Co., Ltd. (Consolidated)

Company code number: 4817 (URL http://www.jcom.co.jp/)

Shares traded: JASDAQ

Executive position of legal representative: Tomoyuki Moriizumi, President & CEO

Please address all communications to:

Ken Sasaki, IR Department Phone: +81-3-6765-8157	E-Mail: SasakiKe@jupiter.jcom.co.jp
Expected date of filing of Quarterly report: November 12, 2009	Expected date of dividend payment: —

(Fractional amounts rounded)

1.              Consolidated operating results (From January 1, 2009 to September 30, 2009)

(1)   Consolidated financial results

	Revenue		Operating income		Income before noncontrolling interests and income taxes
	(Millions of yen)%		(Millions of yen)%		(Millions of yen)%
Nine months ended September 30, 2009	245,968	13.0	44,987	14.3	41,773	14.1
Nine months ended September 30, 2008	217,651	12.0	39,347	25.4	36,620	27.4

	Net income attributable to J:COM shareholders		Net income attributable to J:COM shareholders per share(basic)	Net income attributable to J:COM shareholders per share(diluted)
	(Millions of yen)%		(Yen)	(Yen)
Nine months ended September 30, 2009	21,555	5.5	3,142.54	3,141.90
Nine months ended September 30, 2008	20,441	13.9	2,982.63	2,978.65

(Note)            The percentages shown next to revenue, operating income, income before noncontrolling interests and income taxes and net income attributable to J:COM shareholders represent year-on-year changes.

(2) Consolidated financial position

	Total assets	J:COM shareholders’ equity	Equity capital ratio to total assets	J:COM shareholders’ equity per share
	(Millions of yen)	(Millions of yen)%		(Yen)
September 30, 2009	780,392	365,991	46.9	53,354.56
December 31, 2008	755,670	349,352	46.2	50,940.10

2.     Dividend information

	Cash dividend per share (Yen)
	End of the first quarter	End of the second quarter	End of the third quarter	Year- end	Annual cash dividend
Year ended December 31, 2008	—	500.00	—	250.00	750.00
Year ending December 31, 2009	—	490.00	—
Year ending December 31, 2009 (forecasts)				490.00	980.00

(Note)    Change in forecast of dividends during the nine months ended September 30, 2009: None

3.      Consolidated forecasts for December 2009 term (from January 1, 2009 to December 31, 2009)

	Revenue		Operating income		Income before noncontrolling interests and income taxes		Net income attributable to J:COM shareholders		Net income attributable to J:COM shareholders per share
	(Millions of yen)	(%)	(Millions of yen)	(%)	(Millions of yen)	(%)	(Millions of yen)	(%)	(Yen)
Annual	330,000	12.1	60,000	11.8	54,500	9.6	29,000	3.7	4,227.81

(Note)            The percentages shown next to revenue, operating income, income before noncontrolling interests and income taxes and net income attributable to J:COM shareholders represent year-on-year changes.

Change in forecast for the fiscal year ending December 31, 2009 during the nine months ended September 30, 2009: None

4.     Other

(1) Changes of significant consolidated subsidiaries : None

(2) Adoption of simplified method or specific method to quarterly consolidated financial statements: None

(3) Change in significant accounting policies, procedures and presentation in quarterly consolidated financial statements:

(i)     Changes due to revision of accounting standards and other regulations : Yes

(ii)    Others : None

(Note) Please refer to page 7.

(4) Outstanding shares

(i)     Number of issued shares at end of term (consolidated):

As of September 30, 2009: 6,939,598 shares	As of December 31, 2008:	6,938,107 shares

(ii)    Number of treasury stock:

As of September 30, 2009: 80,000 shares	As of December 31, 2008:	80,000 shares

(iii)   Number of weighed average stock:

Nine months ended September 30, 2009: 6,859,261 shares	Nine months ended September 30, 2008: 6,853,396 shares

(Cautionary note regarding future-related information)

The forecasts contained in this report have been prepared on the basis of information that is currently available. Because such estimates are inherently very uncertain, actual results may differ from the forecasts. The Company does not guarantee that it will achieve these estimated results and advises readers to refrain from depending solely on these forecasts. Readers should also note that the Company is under no obligation to revise this information on a regular basis.

1.              Qualitative information regarding consolidated business results

Qualitative Information / Financial Statements and Other

Amid a broadcasting and telecommunications service market that was characterized by persistent and extremely harsh competitive conditions among major telecommunications companies, Jupiter Telecommunications Co., Ltd. (“J:COM” or “the Company”) and its consolidated group (“the J:COM Group” or “the Group”) steadfastly promoted each of its Volume, Value and Content strategies, which aim to expand the number of subscribing households, improve the monthly average revenue per unit (ARPU), and bolster the quality of programming content, respectively, throughout the third quarter ended September 30, 2009.

As a part of the J:COM Group’s Volume strategy, and with the complementary aims of increasing the number of subscribing households while minimizing churns, the Company undertook to promote a new package of cable television, high-speed Internet access and telephony services launched specifically throughout the Kansai region in April 2009. Among a host of initiatives, J:COM commissioned a series of terrestrial broadcast television commercials in the region in an effort to bolster new package subscription through enhanced public recognition and awareness. Buoyed by these endeavors, the Company experienced a year-on-year increase in new subscribers to Kansai region cable television services in the quarter ended September 30, 2009. Moreover, while the churn rate of cable television service in the Kansai region had deteriorated year on year in both the first and second quarters of the fiscal year under review compared to the corresponding periods of the previous fiscal year, the rate for the third quarter improved to narrow the gap between the same quarter of the previous fiscal year.

Throughout the period under review, the J:COM Group worked to diversify its sales and marketing structure. As part of its efforts, the J:COM Group continued to develop the J:COM Shop network as well as placing emphasis on efforts to bolster alliances with major appliance franchises. Marking another milestone in the J:COM Group’s goal to expand marketing opportunities, particularly concerning multi-dwelling units (MDUs) located within its service area, the J:COM Group executed a business alliance agreement with respect to new MDUs constructed by major real estate developer Daikyo Incorporated in October 2009. In addition, J:COM’s first nationwide television commercial was launched on October 1, 2009, as a part of measures to increase recognition of J:COM and to promote the J:COM Group’s lineup of products and services. As a result, J:COM anticipates increases in new subscribers to its cable television services through the J:COM Group’s web site and network of call centers.

Recognizing the complete changeover to terrestrial digital broadcasting in July 2011 as a significant business opportunity, the J:COM Group continued to implement appropriate measures. In specific terms, the J:COM Group seeks to capture new customers by providing retransmission service of terrestrial broadcasts using J:COM Group network to the estimated 1,000,000 unconnected communal reception households* within its service area. To this end, the Company succeeded in negotiating contracts with selected firms for cession of their communal reception facilities.

Turning to the J:COM Group’s Value strategy, and as a part of efforts to enhance value-added TV services, J:COM strengthened and expanded its high-definition (HD) channels provided through the J:COM TV Digital service while reinforcing and augmenting its Video-on-Demand (VOD) and other service capabilities. Complementing the addition in April 2009 of one optional channel to its existing lineup of HD channels, the J:COM Group introduced four additional HD channels (two of which are optional) in July 2009 and four more HD channels in October 2009, respectively, encompassing movie, drama and other genres. As a result, the number of new offerings in the J:COM Group’s lineup of HD channels since the beginning of the year totaled nine as of the date of this report. Taking into consideration these nine channels, the J:COM Group plans to boost its lineup by an aggregate of 10 channels during 2009. This will bring the ratio of HD channels to total J:COM TV Digital service channels including

*  Communal reception households are defined as households that receive television broadcasts through communal reception facilities, which were set up to solve poor reception in shadow areas created by buildings, transmission lines and related structures.

terrestrial and BS broadcasting to approximately 40%.

In its VOD services, J:COM endeavored to increase usage by enhancing lineup attractiveness and subscriber usability. As one example, the Company included within its J:COM on Demand service the latest dramas broadcasted by FOX channel as well as variety and animation programs by Fuji Television Network, Inc. In this manner, J:COM is providing a platform for viewers to catch up on programs that they were unable to watch at initial broadcast.

In addition to the previously identified initiatives under its Value strategy, J:COM placed considerable emphasis on efforts to integrate newly acquired cable television companies into the Company’s network. This has entailed vigorous steps to ensure consistency with regard to customer management systems, its products and service content as well as accumulated marketing skills. Most notably, with regard to Mediatti Communications, Inc. (“Mediatti”), acquired at the end of December 2008, J:COM services are gradually being incorporated, beginning with J:COM Tojo Co. Ltd. in July 2009 and followed by Edogawa Cable Television and City Cable Net, Inc. both in September 2009. In this manner, steps are being taken to raise the penetration rates of each of the J:COM Group’s three services, bundle ratios (the number of services offered per subscribing household), ARPU and other operating indicators of the aforementioned three Mediatti systems to the J:COM Group average.

As a part of its Content strategy, J:COM acquired additional outstanding shares in its equity-method affiliate J SPORTS Broadcasting Corporation (“J SPORTS”), Japan’s leading specialized sports channel broadcaster. As a result, J SPORTS was included in the Company’s scope of consolidation as a subsidiary company from October 1, 2009. Through this initiative, J:COM is working to strengthen collaboration between the Company and J SPORTS and between the J:COM Group’s channel network and J SPORTS, reinforce the J:COM Group’s competitive and brand awareness in the sports broadcasting field, and boost its programming content procurement capabilities. At the same time, J:COM will take a leading role in both revitalizing and expanding the pay multi-channel broadcast market.

As a result of the above, the total number of subscribing households (the number of households that subscribe to one or more services) of consolidated managed system operators as of September 30, 2009 rose to 3,247,300 households, an increase of  344,000 households (12%) from September 30, 2008. By type of service, cable television subscribers grew by 241,100 households (10%) from September 30, 2008 to 2,587,900 households as of September 30, 2009. Of this total, the number of J:COM TV Digital subscribers rose by 495,900 households (28%) to 2,263,500 households as of September 30, 2009, accounting for 87% of all cable television subscribers. The number of high-speed Internet access and telephony services subscribers increased by 210,600 households (16%) and 203,800 households (13%), respectively as compared to September 30, 2008, rising to 1,559,400 households and 1,714,400 households, respectively as of September 30, 2009.

The bundle ratio increased to 1.81 as of September 30, 2009 from 1.79 as of September 30, 2008. However, excluding the impact of Jyohoku New Media Co., Ltd. and former Mediatti group companies, the bundle ratio increased to 1.84. The average monthly revenue per subscribing household (ARPU) decreased from ¥7,774 for the nine months ended September 30, 2008 to ¥7,715 for the nine months ended September 30, 2009. However, excluding the impact of Jyohoku New Media Co., Ltd. and former Mediatti group companies, ARPU increased to ¥7,804.

In the following discussion, J:COM quantifies the impact of acquisitions on its results of operations. The acquisition impact represents the Company’s estimate of the difference between the operating results of the period under comparison that is attributable to the timing of an acquisition. In general, we base our estimate of the acquisition impact on an acquired entity’s operating results during the first three months following the acquisition date such that changes from those operating results in subsequent periods are considered to be organic changes. Included as acquisitions are (i) the January 2008 acquisition of Kyoto Cable Communications Co., Ltd., (ii) the February 2008 business transfer from the Kobe City Development & Management Foundation (arrangement for Cablenet Kobe-Ashiya Co., Ltd., to take over a portion of the service area of Kobe Cable Vision), (iii) the August 2008 consolidation of Fukuoka Cable Network Co., Ltd., and (iv) the December 2008 acquisition of Jyohoku New Media Co., Ltd., and (v) the December 2008 acquisition of Mediatti Communications, Inc. and its subsidiaries.

Revenue

Total revenue increased by ¥28,317 million, or 13% from ¥217,651 million for the nine months ended September 30, 2008 to ¥245,968 million for the nine months ended September 30, 2009. This increase includes ¥16,995 million that is attributable to the aggregate impact of acquisitions. Excluding the effects of these acquisitions, total revenue increased by ¥11,322 million, or 5%.

Subscription fees increased by ¥29,091 million, or 16%, from ¥185,659 million for the nine months ended September 30, 2008 to ¥214,750 million for the nine months ended September 30, 2009. This increase includes ¥17,842 million that is attributable to the aggregate impact of acquisitions. Excluding the impact of acquisitions, subscription fees increased by ¥11,249 million, or 6%.

Cable television subscription fees increased by ¥17,253 million, or 17%, from ¥99,265 million for the nine months ended September 30, 2008 to ¥116,518 million for the nine months ended September 30, 2009. The increase in cable television subscription revenue includes a ¥4,261 million, or 4% organic increase in subscription fees that is attributable to an increase in the average number of digital cable subscribers, for which we charge a higher fee compared to our analog cable service, and the associated increase in ARPU. As of September 30, 2009, 87% of cable television subscribers were receiving our digital service, compared to 75% as of September 30, 2008.

High-speed Internet subscription fees increased by ¥8,253 million, or 15% from ¥54,115 million for the nine months ended September 30, 2008 to ¥62,368 million for the nine months ended September 30, 2009. The increase in high-speed Internet subscription revenue includes a ¥4,770 million, or 9% organic increase in subscription fees that is attributable to the net effect of (i) an increase in the average number of high-speed Internet subscribers, and (ii) lower ARPU due to product bundling discounts.

Telephony subscription fees increased by ¥3,585 million, or 11%, from ¥32,279 million for the nine months ended September 30, 2008 to ¥35,864 million for the nine months ended September 30, 2009. The increase in telephony subscription revenue includes a ¥2,218 million, or 7% organic increase in subscription fees that is attributable to (i) an increase in the average number of telephony subscribers and (ii) lower ARPU due to a decrease in call volumes and product bundling discounts.

Other revenue decreased by ¥774 million, or 2%, from ¥31,992 million for the nine months ended September 30, 2008 to ¥31,218 million for the nine months ended September 30, 2009. This decrease is primarily attributable to lower construction and installation revenue offset by higher retransmission revenues.

Operating Costs and Expenses

Operating and programming costs increased by ¥6,290 million, or 7%, from ¥84,021 million for the nine months ended September 30, 2008 to ¥90,311 million for the nine months ended September 30, 2009. This increase includes ¥4,738 million that is attributable to the aggregate impact of acquisitions. The remaining increase is due primarily to an increase in subscriber related cost and personnel cost.

Selling, general and administrative expenses increased by ¥5,308 million, or 12%, from ¥43,774 million for the nine months ended September 30, 2008 to ¥49,082 million for the nine months ended September 30, 2009. This increase includes ¥5,127 million that is attributable to the aggregate impact of acquisitions. The remaining increase is primarily attributable to increases in personnel costs partially offset by lower advertising and sales promotion costs.

Depreciation and amortization expenses increased by ¥11,079 million, or 22%, from ¥50,509 million for the nine months ended September 30, 2008 to ¥61,588 million for the nine months ended September 30, 2009. This increase is attributable to the aggregate impact of acquisitions and additions to fixed assets related to the installation of services to new customers.

Operating income, as a result of the above items, increased by ¥5,640 million, or 14% from ¥39,347 million for the nine months ended September 30, 2008 to ¥44,987 million for the nine months ended September 30, 2009.

Interest expense, net increased by ¥343 million, or 10%, from ¥3,518 million for the nine months ended September 30, 2008 to ¥3,861 million for the nine months ended September 30, 2009.

Income before non controlling interests and income taxes increased by ¥5,153 million, or 14% from ¥36,620 million for the nine months ended September 30, 2008 to ¥41,773 million for the nine months ended September 30, 2009.

Net income attributable to J:COM shareholders increased by ¥1,114 million, or 5%, from ¥20,441 million for the nine months ended September 30, 2008 to ¥21,555 million for the nine months ended September 30, 2009 for the reasons set forth above.

2.              Financial position

Asset, Liability and Shareholders’ equity

Total assets increased by ¥24,722 million, from ¥755,670 million as of December 31, 2008 to ¥ 780,392 million as of September 30, 2009. The increase is primarily due to cash provided from operations for the nine months ended September 30, 2009.

Total liabilities increased by ¥6,247 million, from ¥397,383 million as of December 31, 2008 to ¥403,630 million as of September 30, 2009. The increase is primarily due to an increase in accruals and debts.

Total J:COM shareholders’ equity increased by ¥16,639 million, from ¥349,352 million as of December 31, 2008 to ¥365,991 million as of September 30, 2009. The increase is primarily due to net income attributable to J:COM shareholders for the nine months ended September 30, 2009.

Cash flows

For the nine months ended September 30, 2009, the net cash provided by our operating activities of ¥89,285 million, and existing cash and cash equivalent was used to fund net cash used in our investing and financing activities of ¥34,468 million and ¥16,987 million, respectively.

Cash Provided by Operating Activities.  Net cash flows provided by operating activities increased ¥17,414 million, or 24% from ¥71,871 million for the nine months ended September 30, 2008 to ¥89,285 million for the nine months ended September 30, 2009. The increase is primarily attributable to the net effect of an increase in cash generated from our revenues, an increase in cash paid for income taxes and changes in working capital accounts.

Cash Used in Investing Activities.  Net cash used in investing activities increased ¥1,902 million from ¥32,566 million for the nine months ended September 30, 2008 to ¥34,468 million for the nine months ended September 30, 2009. The net cash used for the nine month ended September 30, 2009 primarily consisted of ¥34,814 million for capital expenditures.

Cash Used in Financing Activities.  Net cash used in financing activities decreased ¥9,116 million from ¥26,103 million for the nine months ended September 30, 2008 to ¥16,987 million for the nine months ended September 30, 2009. The ¥16,987 net cash used in financing activities for the nine months ended September 30, 2009 consisted of ¥30,000 million of proceeds from long-term debt, ¥10,000 million of proceeds from a corporate bond, ¥39,504 million principle payments of long-term debt, ¥15,078 million of principle payments under capital lease obligations and ¥5,076 million of dividends paid to shareholders, offset by proceeds from the issuance of common stock and other financing activities.

3      Outlook for the coming fiscal year

The Company made no changes in the forecasts since last disclosed on April 28, 2009.

(In millions in yen)

	Revenue	Operating Income	Income before noncontrolling interests and income taxes	Net income attributable to J:COM shareholders
Year ending December 31, 2009 (Forecast)	330,000	60,000	54,500	29,000
Year-on-year-Change (%)	12.1	11.8	9.6	3.7

4      Others

(1) Changes of significant consolidated subsidiaries

None

(2) Adoption of simplified method or specific method to quarterly consolidated financial statements

None

(3) Change in significant accounting policies, procedures and presentation in quarterly consolidated financial statements:

(i)     Changes due to revision of accounting standards and other regulations : Yes

(ii)    Others : None

Accounting Change Note

SFAS 160

In December 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No.160, Noncontrolling Interests in Consolidated Financial Statements (SFAS160),subsequently codified within FASB Accounting Standard Codification (ASC) Topic 810, Consolidation (ASC810). SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also states that a noncontrolling interest in a subsidiary is an ownership interest in a consolidated entity that should be reported as equity in the consolidated financial statements. In addition, SFAS 160 requires (i) that consolidated net income include the amounts attributable to both the parent and noncontrolling interest, (ii) that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and (iii) expanded disclosures that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company adopted SFAS 160 effective January 1, 2009 and such adoption resulted in a change in the presentation of minority interests in subsidiaries, which was retrospectively reclassified to “noncontrolling interests” within equity.

SFAS 141R

In December 2007, FASB issued SFAS No. 141(Revised), Business Combinations (SFAS 141(R)), subsequently codified within FASB ASC Topic 805, Business Combinations (ASC 805). SFAS 141(R) replaces SFAS 141, Business Combinations and among other items, generally requires an acquirer in a business combination to recognize the assets acquired, the liabilities assumed (including those arising from contractual contingencies), any contingent consideration and any noncontrolling interest in the acquiree at the acquisition date, at fair values as of that date. The requirements of SFAS 141(R) will result in the recognition by the acquirer of goodwill attributable to the noncontrolling interest in addition to that attributable to the acquirer. SFAS 141(R) also provides that the acquirer shall not adjust the finalized accounting for business combinations, including business combinations completed prior to the effective date of SFAS 141(R), for changes in acquired tax uncertainties or changes in the valuation allowances for acquired deferred tax assets that occur subsequent to the effective date of SFAS 141(R).

SFAS 165

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (SFAS 165), subsequently codified within FASB ASC Topic 855, Subsequent Events (ASC 855). SFAS 165 modified the definition of subsequent events to refer to events or transactions that occur after the balance sheet date but before the financial statements are issued for public entities. In addition, SFAS 165 requires entities to disclose the date through which an entity has evaluated subsequent events and the basis for that date. The Company evaluates subsequent events from period end to the date the financial statements are filed with the SEC. SFAS 165 is effective on a prospective basis for interim or annual financial periods ending after June 15, 2009. Accordingly, the Company adopted SFAS 165 in the second quarter of 2009. The adoption of the provisions of SFAS 165 did not have a material impact on the Company’s financial position and results of operations.

5.  Consolidated Financial Statements

JUPITER TELECOMMUNICATIONS CO., LTD.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(YEN IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Nine months ended September 30, 2009	Nine months ended September 30, 2008	Change		Year ended December 31, 2008
Account	Amount	Amount	Amount	(%)	Amount
Revenue:
Subscription fees	214,750	185,659	29,091	15.7	251,849
Other	31,218	31,992	(774)	(2.4)	42,459
	245,968	217,651	28,317	13.0	294,308
Operating costs and expenses:
Operating and programming costs	(90,311)	(84,021)	(6,290)	(7.5)	(112,099)
Selling, general and administrative expenses	(49,082)	(43,774)	(5,308)	(12.1)	(59,514)
Depreciation and amortization	(61,588)	(50,509)	(11,079)	(21.9)	(69,020)
	(200,981)	(178,304)	(22,677)	(12.7)	(240,633)
Operating income	44,987	39,347	5,640	14.3	53,675
Other income (expenses):
Interest expense, net:
Related parties	(1,260)	(1,088)	(172)	(15.8)	(1,479)
Other	(2,601)	(2,430)	(171)	(7.1)	(3,240)
Equity in earnings of affiliates	383	474	(91)	(19.1)	600
Other income, net	264	317	(53)	(16.7)	177
Income before noncontrolling interests and income taxes	41,773	36,620	5,153	14.1	49,733
Income tax expense	(17,996)	(14,602)	(3,394)	(23.2)	(19,476)
Net income	23,777	22,018	1,759	8.0	30,257
Less: Net income attributable to noncontrolling interests	(2,222)	(1,577)	(645)	(40.9)	(2,293)
Net income attributable to J:COM Shareholders	21,555	20,441	1,114	5.5	27,964

Per share data
Net income attributable to J:COM shareholders per share
– basic	3,142.54	2,982.63	159.91	5.4	4,079.61
– diluted	3,141.90	2,978.65	163.25	5.5	4,076.17
Weighted average number of ordinary shares outstanding
– basic	6,859,261	6,853,396	5,865	0.1	6,854,535
– diluted	6,860,647	6,862,561	(1,914)	(0.0)	6,860,334

(Note)    Percentages are calculated based on amounts before rounded in Change column.

JUPITER TELECOMMUNICATIONS CO., LTD.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(YEN IN MILLIONS)

	September 30, 2009	December 31, 2008	Change
Account	Amount	Amount	Amount
Current assets:
Cash and cash equivalents	59,333	21,503	37,830
Accounts receivable	14,257	14,838	(581)
Allowance for doubtful accounts	(431)	(396)	(35)
Deferred tax assets - current	11,641	11,429	212
Prepaid expenses and other current assets	6,867	7,250	(383)
Total current assets	91,667	54,624	37,043

Investments:
Investments in affiliates	13,781	13,363	418
Investments in other securities, at cost	2,143	2,141	2
Total investments	15,924	15,504	420

Property and equipment, at cost:
Land	3,924	3,056	868
Distribution system and equipment	657,436	620,017	37,419
Support equipment and buildings	50,236	45,580	4,656
	711,596	668,653	42,943
Less accumulated depreciation	(335,889)	(284,919)	(50,970)
Total property and equipment	375,707	383,734	(8,027)

Other assets:
Goodwill	244,701	246,196	(1,495)
Identifiable intangible assets, net	34,871	38,159	(3,288)
Deferred tax assets — non current	4,105	4,137	(32)
Other	13,417	13,316	101
Total other assets	297,094	301,808	(4,714)
Total assets	780,392	755,670	24,722

(YEN IN MILLIONS)

	September 30, 2009	December 31, 2008	Change
Account	Amount	Amount	Amount
Current liabilities:
Short-term loans	7,414	6,092	1,322
Long-term debt–current portion	12,362	12,453	(91)
Capital lease obligations–current portion
Related parties	16,391	15,355	1,036
Other	2,920	3,108	(188)
Accounts payable	22,120	21,298	822
Income taxes payable	6,322	9,907	(3,585)
Deposit from related parties	4,714	4,124	590
Deferred revenue – current portion	9,424	7,314	2,110
Accrued expenses and other liabilities	11,974	10,059	1,915
Total current liabilities	93,641	89,710	3,931

Long-term debt, less current portion	161,075	170,488	(9,413)
Corporate Bond, less current portion	10,000	—	10,000
Capital lease obligations, less current portion:
Related parties	38,261	38,705	(444)
Other	5,531	6,763	(1,232)
Deferred revenue	61,881	66,537	(4,656)
Deferred tax liabilities – non current	11,761	11,827	(66)
Other liabilities	21,480	13,353	8,127
Total liabilities	403,630	397,383	6,247

Shareholders’ equity:
Ordinary shares no par value	117,222	117,162	60
Additional paid-in capital	226,536	226,388	148
Retained earnings	30,936	14,457	16,479
Treasury stock	(7,520)	(7,520)	—
Accumulated other comprehensive loss	(1,183)	(1,135)	(48)
Total J:COM shareholders’ equity	365,991	349,352	16,639
Noncontrolling interests in subsidiaries	10,771	8,935	1,836
Total shareholders’ equity	376,762	358,287	18,475
Total liabilities and shareholders’ equity	780,392	755,670	24,722

JUPITER TELECOMMUNICATIONS CO., LTD.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(YEN IN MILLIONS)

	Nine months ended September 30, 2009	Nine months ended September 30, 2008	Year ended December 31, 2008
Classification	Amount	Amount	Amount
Cash flows from operating activities:
Net income	23,777	22,018	30,257
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,588	50,509	69,020
Equity in earnings of affiliates	(383)	(474)	(600)
Stock compensation expenses	62	55	55
Deferred income taxes	379	2,060	2,772
Non-cash gain from forgiveness of debt	—	(135)	(135)
Changes in operating assets and liabilities, excluding effects of business combinations:
Decrease in accounts receivable, net	608	1,035	96
Increase in prepaid expenses and other current assets	(106)	(1,069)	(1,273)
Increase in other assets	(477)	(1,779)	(2,339)
Decrease in accounts payable	(241)	(4,004)	(3,418)
Increase in accrued expenses and other liabilities	4,613	4,334	7,247
Decrease in deferred revenue	(535)	(679)	(990)
Net cash provided by operating activities	89,285	71,871	100,692
Cash flows from investing activities:
Capital expenditures	(34,814)	(28,934)	(46,972)
Acquisitions of new subsidiaries, net of cash acquired	—	(2,042)	(27,700)
Acquisition of business operation	—	(1,710)	(1,710)
Other investing activities	346	120	25
Net cash used in investing activities	(34,468)	(32,566)	(76,357)
Cash flows from financing activities:
Proceeds from issuance of common stock	125	844	856
Acquisition of noncontrolling interests in consolidated subsidiaries	(242)	—	—
Net increase/(decrease) in short-term loans	1,322	(183)	(294)
Proceeds from long-term debt	30,000	25,284	55,284
Proceeds from corporate bond	10,000	—	—
Principal payments of long-term debt	(39,504)	(36,756)	(62,438)
Principal payments under capital lease obligations	(15,078)	(12,617)	(17,105)
Cash dividend paid to shareholders	(5,076)	(3,428)	(3,428)
Other financing activities	1,466	753	1,403
Net cash used in financing activities	(16,987)	(26,103)	(25,722)
Net increase/(decrease) in cash and cash equivalents	37,830	13,202	(1,387)
Cash and cash equivalents at beginning of year	21,503	22,890	22,890
Cash and cash equivalents at end of period	59,333	36,092	21,503

Assumptions for Going Concern

None

Segment Information

(1)   Operating segments

The Company’s channel services are considered a separate operating segment, however, due to the insignificant size of these channel service operations, management has determined it has one reportable segment “Broadband communications services”. Therefore, information on operating segments is not applicable in this section.

(2)   Segment information by region

Since the Company does not have any overseas subsidiaries or branches, this section is not applicable.

Significant Changes in Shareholders’ Equity

None

Highlights of Q3 2009	October 28, 2009 Jupiter Telecommunications Co.,Ltd.

Consolidated Quarterly Financial Data (U.S. GAAP)	(100 million yen)

	3 months ended Mar 31			6 months ended Jun 30			9 months ended Sep 30				12 months ended Dec 31
		2009			2009			2009				2009
P/L	2008 Actual	Actual	change (amount)	2008 Actual	Actual	change (amount)	2008 Actual	Actual	change (amount)	progress rate	2008 Actual	Actual	change (amount)	2009 Forecasts

Revenue:	715	808	93	1,438	1,625	187	2,177	2,460	283	75%	2,943			3,300
Subscription fees	605	708	103	1,221	1,424	203	1,857	2,148	291		2,518
CATV	324	385	61	654	773	119	993	1,165	173		1,344
HS Internet access	176	206	31	355	414	59	541	624	83		735
Telephony	106	117	11	212	236	24	323	359	36		439
Other	110	100	(10)	217	201	(16)	320	312	(8)		425
Operating costs and expenses:	581	653	72	1,184	1,321	137	1,783	2,010	227	74%	2,406			2,700
Operating & programming costs	275	297	22	558	596	38	840	903	63		1,121
Selling, general & administrative expenses	142	159	18	293	330	37	438	491	53		595
Depreciation & amortization	165	197	32	332	394	62	505	616	111		690
Operating Income	134	155	21	254	304	50	393	450	56	75%	537			600
Income before noncontrolling interests and income taxes	125	147	22	237	284	46	366	418	52	77%	497			545
Net Income attributable to J:COM shareholders	67	69	3	131	143	12	204	216	11	74%	280			290
OCF*1	299	352	53	587	699	112	899	1,067	167		1,228
Margin (%)	41.8%	43.5%	1.7%	40.8%	43.0%	2.2%	41.3%	43.4%	2.1%		41.7%
Capital Expenditure	119	150	31	244	316	72	399	476	78		624
Capital expenditure	79	112	34	173	235	63	289	348	59		470
Capital lease expenditure	41	38	(3)	71	81	9	109	128	19		154

	3 months ended Mar 31			6 months ended Jun 30		9 months ended Sep 30		12 months ended Dec 31
		2009		2009		2009		2009
Assets and Liabilities	As of Dec 08	Actual	change (amount)	Actual	change (amount)	Actual	change (amount)	Actual	change (amount)

Total Assets	7,557	7,592	35	7,631	75	7,804	247
J:COM Shareholders’ Equity	3,494	3,548	55	3,622	128	3,660	166
Equity capital ratio to total assets	46%	47%	1%	47%	1%	47%	1%
Debt (Including lease obligations)	2,530	2,526	(4)	2,472	(57)	2,540	10
Net debt	2,315	2,225	(89)	2,075	(239)	1,946	(368)
D/E ratio (Net debt / J:COM shareholders’ equity)	0.66	0.63	0.03	0.57	(0.09)	0.53	(0.13)

	3 months ended Mar 31		6 months ended Jun 30		9 months ended Sep 30		12 months ended Dec 31
	2008	2009	2008	2009	2008	2009	2008	2009
Cash Flows	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Actual

Cash provided by operating activities	180	259	448	575	719	893	1,007
Cash used in investing activities	(108)	(113)	(201)	(233)	(326)	(345)	(764)
Cash used in financing activities	(87)	(61)	(154)	(161)	(261)	(170)	(257)
Free Cash Flow*1, 2	61	109	204	259	320	416	383
Increase (Decrease) in cash	(15)	85	94	182	132	378	(14)

( ) indicates minus figure.

Effects of acquisitions: Revenue 17 bn, (Subscription fee 17.8 bn, Others (0.8) bn), Operating & programming costs 4.7 bn, Selling, general & administrative expenses 5.1 bn.

Amounts have been rounded to the nearest 100 million yen. As a result, the sums of individual items might not equal the totals.

Figures for previous year have been adjusted to conform to the method of presentation for the year ending December 2009.

Quarterly financial data has not been audited or reviewed by independent auditors.

*1: OCF and Free Cash Flow are non-GAAP measures as contemplated by the U.S. Securities and Exchange Commission’s Regulation G. For related definitions and reconciliations, see the Investor Relations section of the Liberty Global Inc.website (www.lgi.com)

     OCF = Revenue less Operating & programming costs less Selling, general & administrative expenses (exclusive of stock compensation, other operating charges or credits)

*2: (Free Cash Flow)=(Cash flows from operating activities) - (Capital expenditures)-(Capital lease expenditures)

(Cautionary note regarding future-related information)

The forecasts contained in this report have been prepared on the basis of information that is currently available. Because such estimates are inherently very uncertain, actual results may differ from the forecasts. The Company does not guarantee that it will achieve these estimated results and advises readers to refrain from depending solely on these forecasts. Readers should also note that the Company is under no obligation to revise this information on a regular basis.

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Highlights of Q3 2009	October 28, 2009 Jupiter Telecommunications Co.,Ltd.

Consolidated Quarterly Operational Data

Consolidated systems

	Number of Households
	As of Mar 31			As of Jun 30			As of Sep 30			As of Dec 31
	2008	2009	Change	2008	2009	Change	2008	2009	Change	2008	2009	Change
Homes passed*1	9,874,200	12,380,000	2,505,800	9,940,100	12,466,300	2,526,200	10,845,400	12,525,900	1,680,500	12,241,500
RGUs*2
CATV	2,224,300	2,554,700	330,400	2,245,500	2,574,600	329,100	2,346,800	2,587,900	241,100	2,557,000
of which digital service	1,563,500	2,085,300	521,800	1,640,300	2,178,400	538,100	1,767,600	2,263,500	495,900	1,997,000
High Speed Internet access	1,242,200	1,503,800	261,600	1,280,600	1,536,400	255,800	1,348,800	1,559,400	210,600	1,486,800
Telephony	1,356,000	1,615,100	259,100	1,404,900	1,666,200	261,300	1,510,600	1,714,400	203,800	1,569,800
Total	4,822,500	5,673,600	851,100	4,931,000	5,777,200	846,200	5,206,200	5,861,700	655,500	5,613,600
Total number of subscriber*3	2,714,700	3,181,200	466,500	2,759,600	3,219,200	459,600	2,903,300	3,247,300	344,000	3,167,400
Average number of RGUs per customer	1.78	1.78	0	1.79	1.79	0.0	1.79	1.81	0.02	1.77
Monthly churn rate*4	1.1%	1.2%	0.1%	1.0%	1.1%	0.1%	1.0%	1.1%	0.1%	1.0%
CATV	1.1%	1.2%	0.1%	1.1%	1.2%	0.1%	1.0%	1.1%	0.1%	1.0%
HS Internet access	1.5%	1.5%	0.0%	1.3%	1.4%	0.1%	1.3%	1.3%	0.0%	1.2%
Telephony	0.8%	0.9%	0.1%	0.8%	0.9%	0.1%	0.7%	0.9%	0.2%	0.7%
ARPU*5	¥7,733	¥7,703	¥-30	¥7,754	¥7,717	¥-37	¥7,774	¥7,715	¥-59	¥7,789

Number of Homes passed, total RGUs and total number of subscribers are rounded to the nearest hundred.

*1 Number of households that are connected to the network and can receive J:COM services.

*2 Revenue Generating Units

*3 Number of households subscribing at least one service.

*4 Average monthly churn rate = Monthly number of disconnects from a service / Monthly weighted-average number of subscribers / Number of months in the period

*5 ARPU is calculated as follows: average monthly revenue of managed system (excluding installation, poor reception and other revenues) for the period, divided by the weighted-average number of connected customers during the period.

J:COM Group

		2009
	As of Dec 08	As of Mar 31	Change	As of Jun 30	Change	As of Sep 30	Change	As of Dec 31	Change

Consolidated subsidiaries	36	35	(1)	33	(3)	33	(3)
CATV company	25	25	—	23	(2)	23	(2)
Others	11	10	(1)	10	(1)	10	(1)

Equity-method affiliates	9	10	1	10	1	10	1
CATV company	1	1	—	1	—	1	—
Others	8	9	1	9	1	9	1

Group total	45	45	—	43	(2)	43	(2)
CATV company total	26	26	—	24	(2)	24	(2)
Others	19	19	—	19	—	19	—

(Note) Changes show the difference from December 31, 2008

The number of consolidated subsidiaries decreased by one, as a result of the merger on January 1, 2009 of @Net Home Co., Ltd. and J:COM Technologies Co., Ltd.,with a new company name, Technology Networks Inc.

The number of equity-method affiliates increased by one through the establishment of Open Wireless Platform LLC. on March 31, 2009.

The number of consolidated subsidiaries decreased by 2, as a result of the merger on April 1, 2009 of Jupiter Telecommunications Co., Ltd. and Mediatti Communications, Inc.

and a result of the merger on May 1, 2009 of J:COM West Co., Ltd. and Kitakawachi Cable Net Co., Ltd.

2

Highlights of Q3 2009	October 28, 2009 Jupiter Telecommunications Co.,Ltd.

Operational Data of Newly Consolidated Subsidiaries

	Number of Households
	As of Mar 31			As of Jun 30			As of Sep 30			As of Dec 31
	2008	2009	Change	2008	2009	Change	2008	2009	Change	2008	2009	Change
Former Fukuoka Cable Network
Homes passed		570,000			584,800		540,800	586,300	45,500	553,000
RGUs
CATV		86,600			87,900		85,900	88,100	2,200	86,400
of which digital service		67,000			72,300		60,000	76,000	16,000	63,200
High Speed Internet access		45,800			47,300		44,400	47,900	3,500	45,300
Telephony		63,500			65,300		60,500	66,300	5,800	62,000
Total		195,900			200,500		190,800	202,300	11,500	193,700
Total number of subscribers		116,300			118,400		114,400	119,100	4,700	115,700
Average number of RGUs per customer		1.68			1.69		1.67	1.70	0.03	1.67
Taito Cable Televison
Homes passed		80,200			80,800			80,800		80,000
RGUs
CATV		10,000			10,200			10,600		10,100
of which digital service		6,800			7,200			8,100		6,700
High Speed Internet access		4,300			4,400			4,600		4,300
Telephony		—			200			700		—
Total		14,300			14,800			15,900		14,400
Total number of subscribers		11,800			12,600			13,100		11,900
Average number of RGUs per customer		1.21			1.17			1.21		1.21
Former Mediatti Group
Homes passed		1,251,000			1,245,800			1,246,600		1,224,700
RGUs
CATV		184,400			187,600			190,200		184,100
of which digital service		146,700			152,700			158,600		142,200
High Speed Internet access		107,200			109,500			110,800		105,300
Telephony		14,700			17,900			22,000		10,900
Total		306,300			315,000			323,000		300,300
Total number of subscribers		218,700			222,800			226,700		218,900
Average number of RGUs per customer		1.40			1.41			1.42		1.37

We disclose operational data for the system operator acquired within one year.

Subscriber numbers of the newly consolidated systems and operations are included in Operational Data. These numbers are subject to change once they are unified under J:COM’s calculation method.

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